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                               CONSENT OF COUNSEL

                         AIM INTERNATIONAL MUTUAL FUNDS


   We hereby consent to (i) the use of our name and to the reference to our firm under the caption "Investment Advisory and Other Services - Other Service Providers - Counsel to the Trust" in the Statements of Additional Information for (1) the institutional class of the AIM International Growth Fund portfolio of AIM International Mutual Funds (the "Trust") and (2) the retail classes of the AIM Asia Pacific Growth Fund, the AIM European Growth Fund, the AIM Global Aggressive Growth Fund, the AIM Global Growth Fund and the AIM International Growth Fund portfolios of the Trust, and (ii) the use of our name and to the reference to our firm under the caption "Other Service Providers - Legal Counsel" in the Statement of Additional Information for the retail and institutional class shares of the AIM International Core Equity Fund portfolio of the Trust, which are included in Post-Effective Amendment No. 36 to the Registration Statement under the Securities Act of 1933, as amended (No. 333-44611), and Amendment No. 38 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-6463), on Form N-1A of the Trust.




                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP
                                      ------------------------------------------
                                      Ballard Spahr Andrews & Ingersoll, LLP


Philadelphia, Pennsylvania
February 22, 2006